Exhibit 2.2
AMENDMENT TO STOCK PURCHASE AGREEMENT
     This AMENDMENT TO STOCK PURCHASE AGREEMENT (this “Amendment”) is dated as of November 17, 2005 by and among Brigham Exploration Company, a Delaware corporation (the “Company”), and the entities listed on Schedule I to this Agreement (each a “Holder” and collectively, the “Holders”).
     WHEREAS, the Company and the Holders are parties to that certain Stock Purchase Agreement dated as of November 9, 2005 (the “Agreement”); and
     WHEREAS, the terms of the proposed Underwriting Agreement have been revised to reduce the number of shares of Common Stock to be sold by the Company at the Initial Offering Closing to 7,500,000 and to reduce the number of shares of Common Stock subject to the Underwriters’ over-allotment option to 1,125,000; and
     WHEREAS, in light of those changes to the terms of the Public Offering, the Company and the Holders desire to amend the Agreement as set forth in this Amendment;
     NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:
     1. Amendments.
     (a) Section 1.2(b) is amended by deleting the second and third sentences thereof.
     (b) Section 1.3(b) is amended by changing “1,275,000” to “1,125,000” and by changing “6,000,000” to “5,000,000”.
     (c) Section 4.1(f) is amended by changing “8,500,000” to “7,500,000”.
     (d) Schedule I to the Agreement is amended by replacing it in its entirety with Schedule I/A to this Amendment.
     2. Defined Terms. Capitalized terms used but not defined in this Amendment have the respective meanings ascribed to those terms in the Agreement.
     3. No Other Changes. Except as explicitly amended by this Amendment, the terms, conditions, rights and obligations under the Agreement shall remain in full force and effect.
     4. Counterparts. This Amendment may be executed by the parties hereto in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed by its duly authorized officer as of the date first written above.

BRIGHAM EXPLORATION COMPANY
By:	/s/ Eugene B. Shepherd, Jr.

Eugene B. Shepherd, Jr., Chief Financial Officer

DLJ MB FUNDING III, INC.

	By:	/s/ George Hornig

George Hornig

DLJ ESC II, LP
By:	DLJ LBO PLANS MANAGEMENT CORPORATION, its general partner

	By:	/s/ George Hornig

George Hornig

DLJ MERCHANT BANKING PARTNERS III, L.P.
By:	DLJ MERCHANT BANKING III, INC., its Managing General Partner

	By:	/s/ George Hornig

George Hornig

DLJ MERCHANT BANKING III, INC., AS ADVISORY GENERAL PARTNER ON BEHALF OF DLJ OFFSHORE PARTNERS III, C.V.

By:	/s/ George Hornig

George Hornig

DLJ MERCHANT BANKING III, INC.,
 AS ADVISORY GENERAL PARTNER ON BEHALF OF
 DLJ OFFSHORE PARTNERS III-1, C.V. AND AS
 ATTORNEY-IN-FACT FOR DLJ MERCHANT BANKING III, L.P.,
 AS ASSOCIATE GENERAL PARTNER OF
DLJ OFFSHORE PARTNERS III-1, C.V.

By:	/s/ George Hornig

George Hornig

DLJ MERCHANT BANKING III, INC., AS ADVISORY
 GENERAL PARTNER ON BEHALF OF
 DLJ OFFSHORE PARTNERS III-2, C.V. AND
 AS ATTORNEY-IN-FACT FOR DLJ MERCHANT BANKING III, L.P.,
 AS ASSOCIATE GENERAL PARTNER OF
DLJ OFFSHORE PARTNERS III-2, C.V.

By:	/s/ George Hornig

George Hornig

DLJ MB PARTNERS III GmbH & CO. KG
By:	DLJ MERCHANT BANKING III, L.P., its Managing Limited Partner
	By:	DLJ MERCHANT BANKING III, INC., its General Partner

	By:	/s/ George Hornig

George Hornig

By:	DLJ MB GmbH, as General Partner

	By:	/s/ Edward Nadel

Edward Nadel, Managing Director

	By:	/s/ Michael Isikow

Michael Isikow, Managing Director

MILLENNIUM PARTNERS II, L.P.
By:	DLJ MERCHANT BANKING III, INC., its Managing General Partner

	By:	/s/ George Hornig

George Hornig

MBP III PLAN INVESTORS, L.P.
By:	DLJ LBO PLANS MANAGEMENT CORPORATION, its Managing General Partner

	By:	/s/ George Hornig

George Hornig

Schedule I/A
to Stock Purchase Agreement

HOLDER	INITIAL SHARES	OPTION SHARES
DLJ Merchant Banking Partners III, L.P.	3,544,378	797,485

DLJ MB Funding III, Inc	60,674	13,652

DLJ ESC II, LP	680,011	153,002

DLJ Merchant Banking III, Inc., as Advisory General Partner on behalf of DLJ Offshore Partners III, C.V.	193,386	43,512

DLJ Merchant Banking III, Inc., as Advisory General Partner on behalf of DLJ Offshore Partners III-1, C.V. and as attorney-in-fact for DLJ Merchant Banking III, L.P., as Associate General Partner of DLJ Offshore Partners III-1, C.V.	64,623	14,540

DLJ Merchant Banking III, Inc., as Advisory General Partner on behalf of DLJ Offshore Partners III-2, C.V. and as attorney-in-fact for DLJ Merchant Banking III, L.P., as Associate General Partner of DLJ Offshore Partners III-2, C.V.	46,034	10,358

DLJ MB Partners III GmbH & Co. KG	30,542	6,872

Millennium Partners II, L.P.	6,099	1,372

MBP III Plan Investors, L.P.	374,253	84,207

TOTAL	5,000,000	1,125,000